________________________________________________________________________________

                        STANDARD TERMS AND CONDITIONS OF TRUST

                                         FOR

                             NUVEEN UNIT TRUSTS SERIES 1

                                and subsequent Series


                            Effective:              , 1997

                                       Between

                            JOHN NUVEEN & CO. INCORPORATED
                                              As Depositor

                                         and

                               THE CHASE MANHATTAN BANK
                                         As Trustee

                             ______________________________

________________________________________________________________________________

                       STANDARD TERMS AND CONDITIONS OF TRUST

                                  NUVEEN UNIT TRUST

                                  TABLE OF CONTENTS

SECTION                             HEADING                               PAGE

   Form of Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE II DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST; FORM AND ISSUANCE OF CERTIFICATES; INSURED TRUST BOND INSURANCE. .8

   Section 2.01.      Deposit of Securities. . . . . . . . . . . . . . . . .8
   Section 2.02.      Acceptance of Trust. . . . . . . . . . . . . . . . . 10
   Section 2.03.      Issue of Certificates. . . . . . . . . . . . . . . . 10
   Section 2.04.      Form of Certificates . . . . . . . . . . . . . . . . 11
   Section 2.05.      Uncertificated Form. . . . . . . . . . . . . . . . . 11
   Section 2.06       Separate Trusts. . . . . . . . . . . . . . . . . . . 11
   Section 2.07.      Insured Trust Corporate Bond Insurance . . . . . . . 11

ARTICLE III        ADMINISTRATION OF FUND. . . . . . . . . . . . . . . . . 12

   Section 3.01.      Initial Cost . . . . . . . . . . . . . . . . . . . . 12
   Section 3.02.      Interest Account . . . . . . . . . . . . . . . . . . 13
   Section 3.03.      Principal Account. . . . . . . . . . . . . . . . . . 13
   Section 3.04.      Reserve Account. . . . . . . . . . . . . . . . . . . 14
   Section 3.05.      Distributions. . . . . . . . . . . . . . . . . . . . 14
   Section 3.06.      Distribution Statements. . . . . . . . . . . . . . . 16
   Section 3.07.      Sale of Securities . . . . . . . . . . . . . . . . . 18
   Section 3.08.      Refunding Securities . . . . . . . . . . . . . . . . 19
   Section 3.09.      Counsel. . . . . . . . . . . . . . . . . . . . . . . 20
   Section 3.10.      Notice and Sale by Trustee . . . . . . . . . . . . . 20
   Section 3.11.      Trustee Not to Amortize. . . . . . . . . . . . . . . 20
   Section 3.12.      Liability of Depositor . . . . . . . . . . . . . . . 20
   Section 3.13.      Notice to Depositor. . . . . . . . . . . . . . . . . 20
   Section 3.14.      Limited Replacement of Special Securities. . . . . . 21

ARTICLE IV         EVALUATION, REDEMPTION, PURCHASE, TRANSFER OR
                   INTERCHANGE OF UNITS AND REPLACEMENT OF
                   CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . 24

   Section 4.01.      Evaluation . . . . . . . . . . . . . . . . . . . . . 24
   Section 4.02.      Redemptions by Trustee; Purchases by Depositor . . . 25
   Section 4.03.      Transfer or Interchange of Certificates or
                      Units Held in Uncertificated Form. . . . . . . . . . 28
   Section 4.04.      Certificates Mutilated, Destroyed, Stolen or Lost. . 29
   Section 4.05.      Compensation of Depositor. . . . . . . . . . . . . . 29

ARTICLE V          TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . 30

   Section 5.01.      General Definition of Trustee's Liabilities,
                      Rights and Duties. . . . . . . . . . . . . . . . . . 30
   Section 5.02.      Books, Records and Reports . . . . . . . . . . . . . 33
   Section 5.03.      Indenture and List of Securities on File . . . . . . 33
   Section 5.04.      Compensation . . . . . . . . . . . . . . . . . . . . 33
   Section 5.05.      Removal and Resignation of Trustee; Successor. . . . 34
   Section 5.06.      Qualifications of Trustee. . . . . . . . . . . . . . 36

ARTICLE VI         RIGHTS OF UNITHOLDERS . . . . . . . . . . . . . . . . . 36

   Section 6.01.      Beneficiaries of Trust . . . . . . . . . . . . . . . 36
   Section 6.02.      Rights, Terms and Conditions . . . . . . . . . . . . 36

ARTICLE VII        ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS. . . . . 37

   Section 7.01.      Amendments . . . . . . . . . . . . . . . . . . . . . 37
   Section 7.02.      Termination. . . . . . . . . . . . . . . . . . . . . 37
   Section 7.03.      Construction . . . . . . . . . . . . . . . . . . . . 39
   Section 7.04.      Registration of Units. . . . . . . . . . . . . . . . 39
   Section 7.05.      Written Notice . . . . . . . . . . . . . . . . . . . 39
   Section 7.06.      Severability . . . . . . . . . . . . . . . . . . . . 39
   Section 7.07.      Dissolution of Depositor Not to Terminate. . . . . . 39

                             ____________________________

               This Contents does not constitute part of the Indenture.

                        STANDARD TERMS AND CONDITIONS OF TRUST

                                         FOR

                              NUVEEN UNIT TRUST SERIES 1

                            and certain subsequent Series

                              Effective           , 1997

   These Standard Terms and Conditions of Trust effective           , 1997 are
executed by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee.

                                   WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     INTRODUCTION

   These Standard Terms and Conditions of Trust, effective May 29, 1997, shall be applicable to Nuveen Unit Trust Series 1 and certain subsequent Series established after the date of effectiveness hereof, as provided in this paragraph. For Nuveen Unit Trust Series 1 and all subsequent Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective May 29, 1997, are to be applicable, the Depositor and the Trustee shall execute a Trust Indenture and Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective May 29, 1997, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series and for each Trust in such Series (i) the Securities deposited in trust, (ii) the fractional undivided interest represented by each Unit and
(iii) the number of Units of the Trust.

   WHEREAS, for those Units which at any time or from time to time may be held in certificated form, the form of the certificates of ownership in the respective Trusts ("CERTIFICATES") shall be substantially as follows:


No. ____                     CERTIFICATE OF OWNERSHIP           Units _____

Description of Trust                            Plan of Distribution ______

                                                CUSIP______________________

    This is to certify that _______________________________________ is the owner and registered holder of this Certificate evidencing the ownership of ________________ units of undivided interest in the above-named Trust created pursuant to the Trust Indenture and Agreement between John Nuveen & Co. Incorporated and The Chase Manhattan Bank (the "TRUSTEE"), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee and payment of the fees and expense provided in the Indenture.

IN WITNESS WHEREOF, John Nuveen & Co. Incorporated has caused this Certificate to be executed in facsimile by its Chairman of the Board and The Chase Manhattan Bank, as Trustee, has caused this Certificate to be executed in facsimile in its corporate name by an authorized officer.

                                       Date:

                                       JOHN NUVEEN & CO. INCORPORATED,
                                         Depositor


                                       By_____________________________________

                                       THE CHASE MANHATTAN BANK, Trustee


                                       By_____________________________________

                                  FORM OF ASSIGNMENT

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -as tenants in common      UNIF GIFT MIN ACT - ____ Custodian ______
TEN ENT  -as tenants by the entireties                 (Cust)          (Minor)
JT TEN   -as joint tenants with right       Under Uniform Gifts to Minors Act
         of survivorship and not
         as tenants in common                  ______________________________
                                                         State

    Additional abbreviations may also be used though not in the above list.

For Value Received, ________________________________ hereby sell, assign and transfer ____________ Units represented by this Certificate unto______________

                                  SOCIAL SECURITY OR OTHER IDENTIFYING
                                  NUMBER OF ASSIGNEE MUST BE PROVIDED
                                  ____________________________________________
                                  ____________________________________________

_______________________________________________________________________________
and does hereby irrevocably constitute and appoint
_____________________________________________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

Dated:                            ____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
SIGNATURE(S) GUARANTEED BY

_________________________________
        Firm or Bank

_________________________________
     Authorized Signature

Signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.

                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

         (1) "SECURITIES" shall mean such of the corporate debt obligations (the "CORPORATE BONDS"); taxable, mortgage backed securities of the modified pass through type guaranteed by the Government National Mortgage
    Association and backed by the full faith and credit of the United States (the "GINNIE MAES" or "GINNIE MAE SECURITIES"); and/or U.S. Treasury bonds which may included zero coupons Treasury obligations, i.e., Treasury obligations which accrue but do not pay interest currently, are sold at a discount from principal value and represent an obligation to receive the principal value thereof at a future date (the "TREASURY OBLIGATIONS"); including delivery statements relating to "when, as and if issued" and/or "regular-way" contracts, if any, for the purchase of certain securities and certified or bank check(s) or letter(s) of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in Schedule A of the Trust Agreement, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.08 and 3.14 hereof, as may from time to time continue to be held as part of the Trust Fund. Only zero coupon Treasury Obligations which, if certificated, are or may be registered and held by the Trustee in book entry form on the registration books of a bank or clearing house which it is authorized to use a custodian of assets of a unit investment trust pursuant to the Investment Company Act of 1940 shall be eligible for deposit in any Trust.

         (2) "BOOK ENTRY DEALER" shall mean those dealers including banks, trust companies and other investment advisers for whose customers the Depositor executes and confirms trades, and broker/dealers that clear trades in Units through the Depositor, through whom purchasers of Units will automatically be book entry Unitholders.

         (3) "BOOK ENTRY POSITION" shall mean any position in Units of a Trust which ownership is recorded on the books of the Trustee which notation evidences ownership of an undivided fractional Interest in a Trust in book entry form.

         (4) "BOOK ENTRY POSITION CONFIRMATION" shall mean the notice sent out by the Depositor to a purchaser of Units through a Book Entry Dealer, or a Unitholder who converts certificated Units to a Book Entry Position which confirms such purchase or conversion.

         (5) "BOOK ENTRY UNITHOLDER" shall mean the registered holder of any Book Entry Position as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Book Entry Position and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

         (6) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or, in the City of New York, a legal holiday or a day on which banking institutions are authorized by law to close.

         (7) "CERTIFICATE" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in a Trust.

         (8) "CERTIFICATED UNITHOLDER" shall mean the registered holder of any Certificate, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

         (9) "DEPOSITOR" shall mean John Nuveen & Co. Incorporated and its successors in interest, or any successor depositor as hereinafter provided for.

         (10) "ELIGIBLE BOOK ENTRY UNITHOLDER" shall have the meaning ascribed to such term in Section 4.02 of this Indenture.

         (11) "INDENTURE" shall mean this Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Indenture and Agreement creating a particular series of the Fund.

         (12) "INSURANCE" shall mean the contract or contracts or policy or policies of insurance guaranteeing the payment when due of the principal of and interest on the Corporate Bonds (except Corporate Bonds held pursuant and subject to this Indenture which are insured by individual policies of insurance which have been obtained by the issuers or underwriters of such Corporate Bonds or others (the "PRE-INSURED BONDS")) held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of each Insured Trust in the Fund and the respective Unitholders thereof.

         (13) "INSURED TRUST" shall mean any separate trust created by this Indenture, each Corporate Bond contained in the portfolio of which is either a Pre-Insured Bond or guaranteed by insurance obtained by the Depositor from the Insurer.

         (14) "INSURER" shall mean the MBIA Insurance Corporation (the "CORPORATION"), its successors and assigns, having its headquarters in Armonk, New

    York, and issuing the contracts or policies of insurance protecting the owners of the Bonds against nonpayment when due of the principal thereof and interest thereon (except for Pre-Insured Bonds).

         (15)     "NEW BONDS" shall have the meaning ascribed to such term in
    Section 3.14 of this Indenture.

         (16) "PROSPECTUS" shall mean the prospectus relating to the Trust Fund filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, in the form first used to confirm sales of Units.

         (17) "TELEPHONE REDEMPTION AUTHORIZATION FORM" shall mean any form approved by the Trustee for use by Book Entry Unitholders redeeming 1,000 Units or less.

         (18) "TRUST" OR "TRUSTS" shall mean the separate trust or trusts created by this Indenture, the Securities constituting the portfolios of which are listed in the various separate Schedules attached to the Trust Agreement.

         (19) "TRUST AGREEMENT" shall mean the Trust Indenture and Agreement for the particular series of the Fund into which this Standard Terms and Conditions is incorporated.

         (20) "TRUSTEE" shall mean The Chase Manhattan Bank, or any successor trustee as hereinafter provided for.

         (21) "TRUSTEE'S OFFICE" shall mean the office of the Trustee specified in the Prospectus or any other office that the Trustee may from time to time designate as the principal office where its unit trust business shall be conducted.

         (22) "TRUST FUND" or "FUND" shall mean the collective Trusts created by this Indenture, which shall consist of all the Securities held pursuant and subject to this Indenture together with all undistributed interest received or accrued thereon, and any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof or the proceeds of insurance received in respect thereof. Such amounts as may be on deposit in the Reserve Account hereinafter established shall be excluded from the Trust Fund.

         (23) "UNIT" in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust equal initially to the fraction specified in "Essential Information" in the Prospectus, the numerator of which is one and the denominator of which shall be (1) increased by the number of any additional Units issued pursuant to
    Section 2.01 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 4.02.

         (24) "UNITHOLDER" shall mean any Book Entry Unitholder or any Certificated Unitholder.

         (25) Words importing singular number shall include the plural number in each case and vice versa, and words importing person shall include corporations and associations, as well as natural persons.

         (26) The words "HEREIN", "HEREBY", "HEREWITH", "HEREOF", "HEREINAFTER", "HEREUNDER", "HEREINABOVE", "HEREAFTER", "HERETOFORE" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                                      Article II

               Deposit of Bonds; Acceptance of Trust; Form and Issuance
                    of Certificates; Insured Trust Bond Insurance

    SECTION 2.01. DEPOSIT OF SECURITIES. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor agrees to pay the total purchase price of all the Securities and shall deliver the Securities listed on said Schedule A to the Trustee which were represented by delivery statements at the time of the execution and delivery of the Trust Agreement within 90 days after said execution and delivery, or if the contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor, the Depositor shall forthwith take the remedial action specified in Section 3.14.

    (b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Securities, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), to be held, managed and applied by the Trustee as herein provided. In lieu of additional Securities or Contract Obligations representing additional Securities, the Depositor may deposit with the Trustee cash (or a letter of credit) in an amount equal to the valuation made in accordance with Section 4.01 for the date of such deposit of the additional Securities not delivered or represented by Contract Obligations together with instructions to purchase such additional Securities. Each deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities from the Depositor to the Trustee. Except as provided in the following subparagraph (c), the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Securities as is specified in the Prospectus (adjusted as hereinafter provided) for the Trust and the Depositor shall ensure that such Securities are identical to those deposited on the Initial Date of Deposit. The Percentage Ratio shall be adjusted, as directed by the Depositor, to reflect (1) the deposit of New Securities, (2) the sale of Securities pursuant to Sections 3.08, 3.10, 4.02 or otherwise as provided hereunder, and (3) the occurrence of any stock dividend, stock splits, receipt of securities under Section 3.08, redemptions, or similar events. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "ADDITIONAL SECURITIES DELIVERY PERIOD"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason such Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(e), and the Depositor shall forthwith take the remedial action specified in Section 3.14. If the Depositor does not take the action specified in Section 3.14 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14. If the Depositor determines that Securities for whose purchase cash was deposited with the Trustee cannot be acquired, the Depositor may proceed pursuant to Section 3.14 in the same manner as if such Securities were Special Securities. Instructions to purchase additional Securities shall be in writing and shall specify the name, CUSIP number, if any, aggregate amount of the Security to be purchased and price. The Trustee shall have no responsibility or liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions and in the absence thereof shall have no duty to purchase any Securities. The Trustee shall have no responsibility for maintaining the composition of the Trust portfolio.

    (c) Any contrary authorization in the preceding subparagraph (b) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

    (d) In connection with the deposits described in Section 2.01 (a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "PURCHASE AMOUNT") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for the Trust.

    (e) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by a Contract Obligation are not delivered to the Trust in accordance with Section 2.01(a) or

2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to
Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section
3.05 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his PRO RATA portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unitholders, an amount equal to the accrued interest (at the coupon rate of the Failed Securities) to the date the Depositor notifies the Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section
3.14. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Securities or are not used to provide refunds to Unitholders shall be paid to the Depositor.

    (f) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee.

    (g) In connection with and at the time of any deposit of additional Securities pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of matured interest payments not received as of the date of the deposit, reduced by (i) the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit and (ii) unpaid fees and expenses allocable to the period prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

    (h) With respect to Units created by the deposit of additional Securities, annual fees payable hereunder shall be calculated, and estimated expenses (other than organizational expenses borne by the Trust Fund pursuant to Section 3.01) shall be estimated, ratably on the basis of the period during which such Units have been in existence. The Depositor shall from time to time provide the Trustee estimates of the total number of additional Securities to be deposited and total number of Units to be created, on which the Trustee is authorized conclusively to rely for purposes of estimating income, expenses and the accrual thereof. In the event the Trustee is informed by the Depositor of a revision in its estimates and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but any such revision shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

    SECTION 2.02. ACCEPTANCE OF TRUST: The Trustee hereby accepts the trust herein created for the use and benefit of the Unitholders in the Trusts, subject to the terms and conditions of this Indenture.

    SECTION 2.03. ISSUE OF CERTIFICATES. The Trustee hereby acknowledges receipt of the deposit referred to in Section 2.01 and simultaneously with the receipt of said deposit has executed and delivered to or on the order of the Depositor Certificates substantially in the form above recited or has recorded on the books of each Trust for the account of the Depositor the ownership of Units representing the ownership of the number of Units of each Trust Fund specified in Part II of the Trust Agreement. The Trustee hereby agrees that on the date of any Notice of Deposit of Additional Securities pursuant to Section
2.01 of the Indenture, it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute and deliver Certificates substantially in the form above recited representing the ownership of an aggregate number of those Units.

    SECTION 2.04.  FORM OF CERTIFICATES.  Each Certificate referred to in
Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed either manually or in facsimile by an authorized signatory of the Trustee and in facsimile by the Chairman, President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee.

    SECTION 2.05. UNCERTIFICATED FORM. Units may also be held in uncertificated form. Upon the issuance of Units in uncertificated form, the Trustee shall provide to the registered owner within two business days after the issuance, an initial transaction statement which sets forth a description of the Fund, the number of Units issued, the name, address and taxpayer identification number, if any, of the Unitholders and the date the issuance was registered or setting forth those items as are required by Article 8 of the Uniform Commercial Code currently in effect in the State of New York. Unitholders evidenced by Certificates may at any time elect to have their Units held in uncertificated form by surrendering their Certificates to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration books of the Trust to indicate that the Units formerly evidenced by such canceled Certificates are Units held in uncertificated form. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make appropriate notation in the registration books of the Trust. If the Prospectus so provides, Units will be held (i) solely in uncertificated form or (ii) held in uncertificated form unless the Unitholder submits a written request to the Trustee for the issuance of a Certificate.

    SECTION 2.06 SEPARATE TRUSTS: The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one trust may not be commingled with the assets of any other nor shall the expenses of any trust be charged against the other. The Certificates and/or Book Entry Positions representing the ownership of Units of undivided fractional interest in one Trust shall not be exchangeable for certificates or book entry positions representing ownership of Units of undivided fractional interest in any other Trust.

    SECTION 2.07. INSURED TRUST CORPORATE BOND INSURANCE: Concurrently with the delivery to the Trustee of the Corporate Bonds listed in the Schedules for Insured Trusts attached to the Trust Agreement, the Insurer has delivered to and deposited with the Trustee, a unit investment trust insurance policy or policies (the "Insurance") to protect each Corporate Bond and the Unitholders of the respective Insured Trust in which such Corporate Bond is held against nonpayment of principal and interest when due on any such Corporate Bond or Corporate Bonds (except for Pre-Insured Bonds).

    The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue the Insurance in full force and effect, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to each Insured Trust.

    At all times during the existence of the Insured Trust, the Insurance policies shall provide for payment by the Insurer to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of an insured Corporate Bond. The Trustee shall promptly notify the Insurer of any nonpayment or threatened nonpayment of principal or interest and the Insurer shall in accordance with the terms of the policies make payment to the Trustee of all amounts of principal and interest at that time due, but not paid.

    Upon the making of any payment referred to in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Corporate Bond or Corporate Bonds involved to the extent of the payments made. Concurrently with the payment of any amounts by the Insurer occasioned by the nonpayment of principal and/or interest by the issuer, the Trustee shall execute and deliver to the Insurer any receipt, instrument or document required to evidence the right of the Insurer to payment of principal and/or interest under the Corporate Bond or Corporate Bonds involved to the extent of the payments made by the Insurer to the Trustee.

    The Trustee shall promptly notify the Corporation of any nonpayment of principal of or interest on any Bonds and if the Corporation should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against the Corporation and/or the issuer deemed necessary to collect all amounts of principal and interest at that time due, but not collected.

                                     ARTICLE III

                                ADMINISTRATION OF FUND

    SECTION 3.01. INITIAL COST: Unless otherwise provided in the Trust's prospectus, the expenses incurred in establishing the Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date (or such earlier date on which the expenses have been fully accrued) from funds on hand in the Interest Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 5.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the second sentence of Section 4.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 4.01.

    SECTION 3.02. INTEREST ACCOUNT: The Trustee shall collect the interest on the Securities in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities or insurance thereon which represents accrued interest thereon but not accrued original issue discount, if any) and credit such interest to a separate account for each Trust to be known as the "Interest Account". For purposes of this Indenture, interest to be credited to the Interest Account shall not be deemed to include original issue discount accrued or paid or any amounts accrued or paid in respect of Stripped Obligations.

    SECTION 3.03. PRINCIPAL ACCOUNT: (a) The Securities in each Trust and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account, received by the Trustee in respect of the Securities in each Trust, including insurance thereon, shall be credited to a separate account for each Trust to be known as the "Principal Account."

    (b) Moneys and/or irrevocable letters of credit required to purchase Contract Securities or to purchase Securities pursuant to the Depositor's written instructions, or deposited to secure such purchases, are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase a Contract Security and has not given the Failed Contract Notice (as defined in Section 3.14) at which time the moneys and/or letters of credit attributable to the Contract Security not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; PROVIDED, HOWEVER, that if the Depositor also notifies the Trustee in the Failed Contract Notice that it has purchased or entered into a contract to purchase a New Security (as defined in Section 3.14), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Security shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such New Security, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, to the extent of moneys, or moneys then available under any letter of credit, deposited by the Depositor, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Security and the purchase price of the New Security, together with any sales charge and accrued interest applicable to such difference (or applicable to the failed Contract Security if no New Security is deposited) and distribute such moneys to Unitholders pursuant to Section 3.05.

    The Trustee shall give prompt written notice to the Depositor and the Evaluator of all amounts credited to or withdrawn from the Principal Account and the balance in such Account after giving effect to such credit or withdrawal.

    SECTION 3.04. RESERVE ACCOUNT: From time to time the Trustee shall withdraw from the cash on deposit in the Interest Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; PROVIDED, HOWEVER, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account.

    SECTION 3.05. DISTRIBUTIONS: Unless otherwise provided in the Prospectus, the Trustee, as of the Settlement Date set forth in the Prospectus, shall advance from its own funds and shall pay to the Depositor, as the sole Unitholder of record on the date of the Trust Agreement, the amount of interest accrued on the Securities as of the date of the Trust Agreement. The Trustee shall be entitled to reimbursement, without interest, for such advancement from interest received by the respective Trusts before any further distributions shall be made from the Interest Account to Unitholders of the respective Trusts. The second distribution of funds from the Interest Account of the respective Trusts shall be in the amount as set forth for each Trust under each plan of distribution in the Prospectus and shall be made on the date as indicated in the Prospectus (sometimes referred to herein as the First General Record Date) to or upon the order of all Unitholders of record of the respective Trusts as of the dates as indicated in the Prospectus. For all subsequent distributions to Unitholders of any Trust, the "RECORD DATE" is hereby fixed to be those dates set forth in the Prospectus for each Trust.

    As of the first day of each month of each year commencing with the first Record Date for each Trust indicated in the Prospectus, the Trustee shall with respect to each Trust:

         (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Sections 3.01 and 5.04;

         (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is at the time entitled to receive pursuant to Section 4.05; and

         (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel as certified to by the Depositor.

    On or shortly after the 15th day of the months in which a semi-annual distribution is to be made as set forth in the Prospectus (the "Semi-Annual Distribution Date") commencing on the date for each Trust indicated in the Prospectus, the Trustee shall, with respect to any Trust, distribute by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account of such Trust calculated as of the Record Date for such semi-annual payment on the basis of one-half of the estimated annual interest income to such Trust for the ensuing twelve months, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated provided, however, that the first such semi-annual distribution may be a partial distribution reflecting the number of months since the preceding distribution.

    In the event the amount on deposit in the Interest Account of any Trust on a Semi-Annual Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to such Interest Account such amount as may be required to permit payment of the semi-annual interest distribution to be made on such Semi-Annual Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by such Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest. The Trustee's fee takes into account the costs attributable to the outlay of capital needed to make such advances.

    In lieu of the semi-annual distributions of interest provided above, a Unitholder of any Trust may elect to receive payments from the Interest Account of such Trust monthly or quarterly. The second distributions hereinbefore PROVIDED, HOWEVER, shall be made to or upon the order of all holders of Units of such Trust who have chosen to receive subsequent distributions on a different basis.

    Unitholders of any Trust desiring to receive monthly or quarterly distributions and who purchase their units prior to the Record Date for the second distribution may elect at the time of purchase to receive distributions on a monthly or quarterly basis by notice to the Trustee. Unitholders must furnish written notice to the Trustee indicating their desire to receive monthly or quarterly distributions. The Trustee, within five business days of receiving such notice, shall issue to the Book Entry Unitholder a new Book Entry Position Confirmation indicating such Unitholder's preferred distribution plan. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Those wishing to change their plan of distribution must do so by sending written notice at any time to the Trustee; Certificated Unitholders must also send to the Trustee the Certificate to which the requested change relates. Changes may be made only as herein provided and will become effective as of the following May 2 if received by May 1 of such year, or as of November 2 if received by November 1 of such year and such distributions will continue unit further notice.

    For monthly distributions the share of the balance in the Interest Account to be distributed to a Unitholder of any Trust who has elected to receive monthly distributions, after the second distribution, shall be computed as of the first day of each month commencing with the first such day subsequent to the date of the certificate or to the date of the recording of the Book Entry Position on the books of the Trustee and distribution made as provided herein on or shortly after the 15th day of the month of computation to the Unitholder of record on such date of computation. Such computation shall be made on the basis of one-twelfth of the estimated annual interest income to the related Trust for the ensuing twelve months for the account of Unitholders of any Trust who have elected to receive monthly distributions, after deduction of the estimated costs and expenses to be incurred on behalf of such Unitholders during the twelve month period for which such interest income has been estimated.

    For quarterly distributions the share of the balance in the Interest Account to be distributed to a Unitholder of any Trust who has elected to receive quarterly distributions, after the second distribution, shall be computed as of the first day of each month as set forth in the Prospectus, commencing with the first such day subsequent to the date of the Certificate or to the date of the recording of the Book Entry Position on the books of the Trustee and distribution made as provided herein on or shortly after the 15th day of the month of computation to the Unitholder of record on such date of computation. Such computation shall be made on the basis of one-fourth of the estimated annual interest income to the related Trust for the ensuing twelve months for the account of Unitholders of any

Trust who have elected to receive quarterly distributions, after deduction of the estimated costs and expenses to be incurred on behalf of such Unitholders during the twelve month period for which such interest income has been estimated provided, however, that the first such quarterly distribution may be a partial distribution reflecting the number of months since the preceding distribution.

    To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect within any Trust to differences in administrative and operational cost among those who have chosen to receive distributions monthly, quarterly or semi-annually.

    If the Trustee determines that an event has occurred as a result of which there has resulted an excessive distribution from the Interest Account, it shall reduce subsequent distributions so as to reconcile, as promptly as practicable, the aggregate net income and distributions from such Account.

    In the event the amount on deposit in the Interest Account of a Trust for a monthly or quarterly distribution is not sufficient for the payment of the amount of interest to be distributed to Unitholders participating in such distributions on the basis of the aforesaid computations, the Trustee shall advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the monthly or quarterly interest distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of interest received by such Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for such Interest Account to an amount less than required for tje next ensuing distribution of interest. The Trustee's fee takes into account the costs attributable to the outlay of capital needed to make such advances. Distributions to Unitholders of any Trust who are participating in one of the optional plans for distribution of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Unitholders of any Trust participating in a different plan.

    Distributions of amounts represented by the cash balance in the Principal Account for each Trust shall be computed as of the dates as indicated in the Prospectus. On the fifteenth day of each month in which such computation is made, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record at the close of business on the date of computation (the Record Date) at his post office address such holder's pro rata share of the cash balance of such Principal Account as thus computed. The Trustee shall not be required to make a distribution from such Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least 10 cents per Unit.

    If the Depositor (i) fails to replace any failed Special Security (as defined in Section 3.14), or (ii) is unable or fails to enter into any contract for the purchase of any New Security in accordance with Section 3.14, the Depositor shall pay to the Trustee and the Trustee shall distribute, to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, to all Unitholders of Units in the respective Trust the principal and accrued interest (at the coupon rate of the relevant Security to the date the Depositor is notified of the failure) and sales charge attributable to such Special Securities at the next Distribution Date which is more than thirty days after the expiration of the Purchase Period (as defined in Section 3.14) or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.

    If any contract for a New Security in replacement of a Special Security shall fail, the Depositor shall pay to the Trustee and the Trustee shall distribute to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, the principal and accrued interest (at the coupon rate of the relevant Special Security to the date the Depositor is notified of the failure) and sales charge attributable to the Special Security to the Unitholders of Units in the respective Trust at the next Distribution Date which is more than thirty days after the date on which the contract in respect of such New Security failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unitholders.

    If, at the end of the Purchase Period, less than all moneys attributable to a failed Special Security have been applied or allocated by the Trustee pursuant to a contract to purchase New Securities, the Trustee shall distribute the remaining moneys to Unitholders of Units in the respective Trust at the next Distribution Date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.

    The amounts to be so distributed to each Unitholder of a Trust shall be that PRO RATA share of the balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered on the books of the Trustee in the name of such Unitholder.

    In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

    For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or other proper instrument, PROVIDED that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

    SECTION 3.06. DISTRIBUTION STATEMENTS: With each distribution from the Interest or Principal Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit of such Trust except that such information need not be furnished to a Unitholder who has waived receipt thereof in writing.; In the event that the issuer or insurer of any of the Securities in a Trust shall fail to make payment when due of any interest or principal and such failure results in a change in the amount which would otherwise be distributed as a monthly distribution, the Trustee shall, with the first distribution relating to such Trust following such failure, set forth in an accompanying statement (a) the name of the issuer and the Security, (b) the amount of the reduction in the distribution per unit resulting from such failure, (c) the percentage of the aggregate principal amount of Securities which such Security represents and (d) to the extent then determined, information regarding any disposition or legal action with respect to such Security.

    Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

         (A)  as to the Interest Account:

              (1) the amount of interest received on the Securities (including amounts representing interest received upon any disposition of Securities, penalties for failure to make timely payments on Securities or liquidated damages for default on breach of any condition or term of the Securities),

              (2)  the amounts paid for purchases of New Securities pursuant to
         Section 3.14 and for redemptions pursuant to Section 4.02,

              (3) the deductions for applicable taxes and fees and expenses of the Trustee, the Depositor and counsel, and

              (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

         (B)  as to the Principal Account:

              (1)  payments of principal on Securities, if any,

              (2) the dates of the sale, maturity, liquidation or redemption of any of the Securities and the net proceeds received therefrom excluding any portion thereof credited to the Interest Account,

              (3) the amount paid for purchases of New Securities, Replacement Securities or Reinvestment Securities pursuant to Section 3.14 and for redemptions pursuant to Section 4.02,

              (4) the deductions for payment of applicable taxes and fees and expenses of the Trustee and bond counsel, and

              (5) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

         (C)  the following information:

              (1) a list of the Securities as of the last business day of such calendar year,

              (2) the number of Units outstanding on the last business day of such calendar year,

              (3) the Unit Value based on the last evaluation of such Trust made during such calendar year,

              (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions, and

              (5)  such other information as the Trustee may deem appropriate.

    SECTION 3.07. SALE OF SECURITIES: If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

         (a) that there has been a default on such Securities in the payment of principal or interest, or both, when due and payable;

         (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of debt service on the same;

         (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Securities, or their general credit standing, or otherwise impair the sound investment character of such Securities;

         (d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer of such Securities;

         (e) that, in the case of Trusts containing Treasury Obligations, there has been a default in payment of interest or principal of other obligations guaranteed or backed by the full faith and credit of the United States of America;

         (f) that the price of any such Securities has declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositor the retention of such Securities would be detrimental to such Trust and to the interest of the Unitholders thereof;

         (g) that such Securities are the subject of an advanced refunding. For the purposes of this Section 3.07(g), "an advanced refunding" shall mean when refunding bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date;

         (h) that as of any Record Date any of the Securities are scheduled to be redeemed and paid prior to the next succeeding Distribution Date; PROVIDED, HOWEVER, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding Distribution Date at least $.50 per Unit.

    The Depositor shall also consider whether any insurance that may be applicable to the Bonds cannot be relied upon to provide the principal and interest protections intended to be afforded by such insurance.

    Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction; PROVIDED, HOWEVER, that the Trustee shall not sell or liquidate any Securities upon receipt of a direction from the Depositor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Securities, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Securities. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

    SECTION 3.08. REFUNDING SECURITIES: In the event that an offer shall be made by an obligor of any of the Securities in a Trust to issue new obligations in exchange and substitution for any issue of Securities pursuant to a plan for the refunding or refinancing of such Securities, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Securities, except that if (1) the issuer is in default with respect to such Securities or (2) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Securities in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall either be sold as provided in Section 3.07 or deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Securities eliminated and the bonds substituted therefor.

    SECTION 3.09. COUNSEL: The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying securities pursuant to
Section 3.07 or the substitution of any securities for underlying bonds as the result of any refunding permitted under Section 3.08. The fees and expenses of such counsel shall be paid by the Trustee from the Interest and Principal Accounts of the applicable Trust as provided for in Section 3.05(c) hereof.

    SECTION 3.10. NOTICE AND SALE BY TRUSTEE: If at any time the principal of or interest on any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, either pursuant to any Insurance thereon or otherwise, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

    SECTION 3.11. TRUSTEE NOT TO AMORTIZE: Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts of any Trust by reason of any premium or discount in respect of any of the Securities.

    SECTION 3.12. LIABILITY OF DEPOSITOR: The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own negligence, lack of good faith or willful misconduct. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel, or any other persons pursuant to this Indenture and in furtherance of its duties.

    SECTION 3.13. NOTICE TO DEPOSITOR: In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; PROVIDED, HOWEVER, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.

    SECTION 3.14. LIMITED REPLACEMENT OF SPECIAL SECURITIES; REPLACEMENT SECURITIES. (a) If any contract in respect of Contract Securities in a Trust other than a contract to purchase a New Security (as defined below), including those purchased on a "when, as and if issued" basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Securities being herein called the "SPECIAL SECURITIES"), the Depositor shall notify the Trustee (such notice being herein called the "FAILED CONTRACT NOTICE") of its inability to deliver the failed Special Security to the Trustee after it is notified that the Special Security will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty-day period being herein called the "PURCHASE PERIOD"), the Depositor shall, if possible, purchase or enter into the contract, if any, to purchase an obligation to be held as a Security hereunder (herein called the "NEW SECURITY") as part of the Fund in replacement of the failed Special Security, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

         (1) The New Securities (i) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase of similar fund) substantially similar to, but not exceeding the date of maturity of the Special Securities they replace, (ii) must be purchased at a price that results in a current return as of the Initial Date of Deposit at least equal to that of the Special Securities they replace, (iii) must be purchased at a price that results in a yield to maturity as of the Initial Date of Deposit of the Trust at least equal to that of the Special Securities they replace, (iv) shall be payable as to principal and interest in United States currency, (v) shall not be "when, as and if issued" Securities, and (vi) shall be issued after July 18, 1984.

         (2) Each New Security shall be rated at least "BBB" or better in the case of the Insured Trusts and "A" or better in the case of other Trusts by Standard & Poor's Ratings Services or "Baa" or better in the case of the Insured Trusts and "A" or better in the case of other Trusts by Moody's Investors Service, Inc., or comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositor and shall be satisfactory to the Trustee.

         (3) The principal amount of the New Securities (exclusive of accrued interest) shall not exceed the principal attributable to the Special Securities.

         (4) With respect to the Insured Trusts, each New Security shall be acceptable to the Insurer to be included under the respective Trust's Insurance and will be so included upon acquisition by the Trust or, in the case of a Trust in which all Securities are not insured by a portfolio insurance policy but are Pre-Insured Securities, shall be a Pre-Insured Security.

         (5) The Depositor shall promptly furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Securities purchased or to be purchased that shall (i) identify the New Securities, (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (1) through (4) have been satisfied with respect to the New Securities.

    Upon satisfaction of the foregoing conditions with respect to any New Security, the Depositor shall pay the purchase price for the New Security from its own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Security to the Principal Account of such Trust, the Trustee shall pay the purchase price of the New Security upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Depositor has paid the purchase price and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account of such Trust, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders pursuant to Section 3.05.

    Whenever a New Security is acquired by the Depositor pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all holders of Units of the respective Trust notice of such acquisition, including an identification of the failed Special Security and the New Security acquired. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the Depositor provided in this Section 3.14, and in the absence of such direction the Trustee shall have no duty to make any purchase. The Depositor shall not be liable for errors of judgment in respect of this Section 3.14; PROVIDED, HOWEVER, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. Notwithstanding anything to the contrary in this Section 3.14, no substitution of New Securities will be made unless the Depositor has received an opinion of counsel that such substitution will not adversely affect the federal, state or local income tax status of the Trust, if the principal amount of such New Securities when added to all previously purchased New Securities in the Trust exceeds 15% of the principal amount of Securities initially deposited in the Trust.

    (b) The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the Depositor provided in this Section 3.14, and in the absence of such direction the Trustee shall have no duty to make any purchase. The Depositor shall not be liable for errors of judgment in respect of this Section 3.14; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                      Article IV

                    EVALUATION, REDEMPTION, PURCHASE, TRANSFER OR
                INTERCHANGE OF UNITS AND REPLACEMENT OF CERTIFICATES

    SECTION 4.01. EVALUATION: The Trustee shall make an evaluation of each Trust as of that time set forth in the Prospectus (the "EVALUATION TIME"), (i) on the last business day of each of the months of June and December, (ii) on the day on which any Unit of a respective Trust is tendered for redemption, and
(iii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately, (1) the cash on hand in the respective Trust (other than cash declared held in trust to cover contracts to purchase securities) or moneys in the process of being collected from matured interest coupons or securities matured or called for redemption prior to maturity, (2) the value of each issue of the Securities in the Trust,
(3) interest accrued thereon not subject to collection and distribution and (4) amounts representing organizational expenses paid less accrued organizational expenses of a Trust. In making the evaluations the Trustee may determine the value of each issue of the Securities in the Trust by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in bonds comparable to those held by the Trust, or (ii) if bid prices are not available for any of such Securities, on the basis of bid prices for comparable securities, or (iii) by causing the value of the Securities in the Trust to be determined by others engaged in the practice of evaluating, quoting or appraising securities. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account of such Trust, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, and (iii) cash held for distribution to Unitholders of such Trust of record, and required for redemption of Units tendered, as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit of such Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value." Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to Section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01, (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities and (iii) the period or periods over which such expenses are to be amortized and the aggregate amount of expense to be amortized during each such period. For purposes of calculating the Trust Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units or period of amortization and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses or period of amortization, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

    The Depositor shall make an evaluation of each Trust as of the Evaluation Time (i) on the last business day of each of the months of June and December,
(ii) on the day in which any Unit of such Trust is tendered for redemption, and
(iii) on any other day such an evaluation is desired by the Trustee or is deemed necessary by the Depositor. Such evaluation shall be made on the same basis as set forth in the preceding paragraph. The Trustee, in lieu of making the evaluation provided in the preceding paragraph, may use the evaluation made by the Depositor for all purposes of this Indenture, except as provided in the following paragraph, and shall not be liable or responsible, under any circumstances whatever, for its election to use the Depositor's evaluation or for the accuracy or correctness thereof or for any error or omission therein.

    The Trustee shall also cause an evaluation of the Securities deposited in each Trust to be made as of the Evaluation Time on the day preceding the day on which said Securities are deposited under this Indenture by J.J. Kenny Co., Inc., or such other evaluator as shall be specified by the Depositor. Such evaluation shall be made on the same basis as set forth in the second preceding paragraph except that it shall be based upon offering prices of said Securities. The determination of the offering price of the Securities so made shall be included in the Schedule attached to the Trust Agreement. The Trustee shall not be liable or responsible, under any circumstances whatever, for the accuracy or correctness of such evaluation or for the selection of the evaluator making the same.

    SECTION 4.02. REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR: A Certificated Unitholder may redeem his Units by sending a written redemption request and tendering his Certificate to the Trustee at the Trustee's unit investment trust office. Any individual Book Entry Unitholder redeeming 1,000 Units or less may do so by telephone upon completion and submission to the Trustee of a Telephone Redemption Authorization Form prior to the date of redemption (the "ELIGIBLE BOOK ENTRY UNITHOLDERS"). All other Book Entry Unitholders must make their redemption request in writing to the Trustee at the Trustee's Office, and may do so by (i) completing the form on the reverse side of their Book Entry Position Confirmation or (ii) sending a written redemption request which includes (a) the tax identification number for the account, (b) the name and address of the redeeming Unitholder, (c) a complete description of the Units to be redeemed with the Trust number and payment option, (d) the number of Units to be redeemed, (e) a notation that the Units are in Book Entry form and (f) the number of Units remaining, if the redemption is a partial redemption. Any proper request for redemption made in one of the manners provided for above shall be effected by the Trustee on the third business day following the day on which such request for redemption is made (being herein called the "REDEMPTION DATE"). Subject to payment by any redeeming Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time set forth in the Prospectus, on the date of tender, multiplied by the number of Units owned by the Unitholder plus a sum equivalent to the amount of accrued interest which would have been payable on such Units to, but not including, the third business day following the date of tender (herein called the "REDEMPTION PRICE"). Unit redemption requests received by telephone or in writing by the Trustee on any day after the Evaluation Time set forth in the Prospectus will be treated by the Trustee as received on the next day on which the New York Stock Exchange is open for trading and will be deemed to have been received on such day for redemption at the Redemption Price computed on that day.

    The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than three business days following the day on which a proper request for redemption is made in the manner provided for in this Section 4.02 (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

    Not later than the close of business on the day a proper request for redemption in the manner provided for in this Section 4.02 by a Unitholder other than the Depositor is received, the Trustee shall notify the Depositor of such request. The Depositor shall have the right to purchase such Units by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the day on which the request for redemption of such Units was received. Such purchase shall be made by payment for such Units by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount equal to the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

    Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the Trustee's Office in the manner provided in the first paragraph of this Section 4.02.

    If the Depositor does not elect to purchase any Unit of a Trust tendered to the Trustee for redemption, or if a Unit is being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient the Trustee shall sell such of the Securities held in such Trust currently designated for such purposes by the Depositor as the Trustee in its sole discretion shall deem necessary. Given the minimum principal amount in which certain Securities may be required to be sold, the proceeds of such sales may exceed the amount necessary for payment of Units redeemed. Such excess proceeds shall be distributed pro rata to all remaining Unitholders of record of such Trust Fund unless (i) the Trust has elected to be taxed as a

Regulated Investment Company and (ii) the Depositor shall have notified the Trustee no later than five Business Days prior to the next following Record Date that such excess proceeds shall be reinvested as provided in Section 3.14; however, the Trustee shall not be required to make a distribution from the Principal Account of the Trust Fund unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least the amount set forth in the related Prospectus. In the event that funds are withdrawn from such Principal Account for payment of accrued interest, such Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Interest Account.

    The Depositor shall maintain with the Trustee a current list of Securities held in each Trust designated to be sold for the purpose of redemption of Units of each Trust tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account of such Trust and the proceeds of such sales representing accrued interest, if any, but not accrued original issue discount, if any, shall be credited to the Interest Account of such Trust. The Depositor shall also designate the Securities upon the sale of which the Trustee shall obtain permanent insurance (the "Permanent Insurance") from an insurer, provided that if the Depositor shall for any reason fail to make such designation, the Trustee in its sole discretion shall make such designation if it deems such designation to be in the best interest of Unitholders. The Trustee shall pay out of the proceeds of the sale of the Securities which are covered by Permanent Insurance any premium for such Permanent Insurance and the net proceeds after such deduction shall be credited to the Interest and Principal Accounts, as provided above.

    Sales of Securities shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust Fund, provided, however, that sales shall be made in such manner, as the Trustee shall determine, as will provide the Trustee with funds in an amount sufficient and at the time necessary in order for it to pay the Redemption Price of Units tendered for redemption, regardless of whether or not a better price could be obtained if the Securities were sold without regard for the day on which the proceeds of such sale would be received. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 4.02.

    Certificates evidencing Units and the amount recorded in the registration books of the Trust representing Units held in uncertificated form redeemed pursuant to this Section 4.02 shall be canceled by the Trustee and the Unit or Units evidenced by such Certificates or evidenced by such records in the registration books of the Trust for Units held in uncertificated form shall be terminated by such redemptions.

    When directed by the Depositor, the Trustee shall employ the Depositor as its agent for the purpose of executing sales of Securities. The Depositor will verify the Trustee's ownership of any Security prior to entering into a contract for its sale. The Trustee shall have no liability for loss or depreciation resulting from the Depositor's negligence or misconduct as such agent.

    Notwithstanding the foregoing, the Trustee is hereby authorized in its discretion, but without obligation, in the event that the Depositor does not elect to purchase any Unit tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter-market for the account of the tendering Unitholder at a price which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Unitholder would otherwise be entitled to receive on redemption pursuant to this Section 4.02. The Trustee shall pay to the Unitholder the net proceeds of any such sale no later than the day the Unitholder would otherwise be entitled to receive payment of the Redemption Price hereunder.

    SECTION 4.03. TRANSFER OR INTERCHANGE OF CERTIFICATES OR UNITS HELD IN UNCERTIFICATED FORM. A Unit may be transferred by the registered holder thereof by presentation and surrender of the Certificate or in the case of Units held in uncertificated form, written transfer instructions in a form satisfactory to the Trustee at the unit investment trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon a new registered Certificate or Certificates or a new notation in the registration books of the Trust for Units to be held in uncertificated form for the same number of Units of the same Trust Fund executed by the Trustee and the Depositor will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unitholder. Unitholders may exchange their Certificates for the same number of Units to be held in uncertificated form as recorded in the registration books of the Trust. The Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit shall be so registered.

    Unitholders holding their Units in uncertificated form may at any time request the Trustee to issue Certificates representing such Units. The Trustee shall, upon receipt of such a request in a form satisfactory to it, issue Certificates in denominations of one Unit or any multiple thereof as may be requested by the Unitholders.

    A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

    All Units canceled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

    SECTION 4.04. CERTIFICATES MUTILATED, DESTROYED, STOLEN OR LOST: In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate or, at the Certificated Unitholder's written request in a form satisfactory to the Trustee to thereafter hold the Units in a Book Entry Position, enter an equivalent Book Entry Position on the records of the Trustee pursuant to Section 4.03 in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate or Book Entry Position shall be issued or recorded in exchange and substitution therefor. Upon the issuance of any new Certificate or recording of any Book Entry Position on the books of the Trustee a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued or Book Entry Position recorded on the books of the Trustee pursuant to this Section shall constitute complete and indefeasible evidence of ownership of Units in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. In the event the related Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate or recording of a Book Entry Position in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section
7.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

    SECTION 4.05. COMPENSATION OF DEPOSITOR: For services performed under this Indenture in evaluating and for maintaining surveillance over the Securities in each Trust, the Depositor shall be paid that amount, if any, set forth in the Prospectus. Such compensation shall be computed on the basis of the greatest amount of such principal amount of Securities in each Trust at any time during the period with respect to which such compensation is being computed and may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or if such index no longer exists, a comparable index. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. The Depositor shall in addition be compensated for its costs incurred in providing such other services to the Trust as the Trustee shall request. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Depositor, against the Interest and Principal Accounts of the respective Trusts on or before the Distribution Date on which such period terminates. If the cash balances in the Interest and Principal Accounts of any Trust shall be insufficient to provide for amounts payable pursuant to this Section 4.05, the

Trustee shall have the power to sell (i) Securities of such Trust from the current list of Securities designated to be sold pursuant to Section 4.02 hereof, or (ii) if no such Securities have been so designated such Securities of such Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.05. Any moneys payable to the Depositor pursuant to this
Section 4.05 shall be secured by a prior lien on such Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 5.04.
                                      ARTICLE V

                                       TRUSTEE

    SECTION 5.01.  GENERAL DEFINITION OF TRUSTEE'S LIABILITIES, RIGHTS AND
DUTIES: The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture, PROVIDED, HOWEVER, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts of such Trust and the payment of such costs and expenses shall be secured by a prior lien on such Trust. In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth herein, the liabilities of the Trustee are further defined as follows:

         (a) All moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust as part of such Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

         (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Bonds, Certificates or Book Entry Positions pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Depositor. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto.

         (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of any Certificates or of the due execution thereof by the Depositor, or for the payment by the Insurer of amounts due under or the performance by the Insurer of its obligations in accordance with the Insurance, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor.

         (d) The Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust or Trusts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; PROVIDED, HOWEVER, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of Unitholders.

         (e) The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in Section 5.04 hereof.

         (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the

    Interest Accounts of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Accounts of the affected Trusts but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with
    Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate and liquidate the affected Trust in the manner provided in Section 7.02.

         (g) If (i) the value of any Trust as shown by any evaluation by the Trustee pursuant to Section 4.01 hereof shall be less than twenty per cent (20%) of the aggregate principal amount of Securities initially deposited in such Trust, or (ii) by reason of the Depositor's redemption of Units of a Trust not theretofore sold, the net worth of the Trust is reduced to less than forty per cent (40%) of the aggregate principal amount of Securities initially deposited therein, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the trust created hereby insofar as they related to such Trust and liquidate such Trust, all in the manner provided in Section 7.02.

         (h) In no event shall the Trustee be liable for any taxes or othergovernmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust.

         (i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as a expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

         (j) The Trustee except by reason of its own negligence or willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         (k) The Trustee in its individual or any other capacity may become owner or pledgee of, or be an underwriter or dealer in respect of, stocks, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) or any obligor of any Bonds at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder.

         (l) The Trust may include a letter or letters of credit securing the purchase of Bonds pursuant to contracts deposited by the Depositor which are issued by the Trustee in its individual capacity for the account of the Depositor, and the Trustee may otherwise deal with the Depositor and the Trustee with the same rights and powers as if it were not the Trustee hereunder.

    SECTION 5.02. BOOKS, RECORDS AND REPORTS: The Trustee shall keep proper books of record and account of all the transactions of each Trust and Book Entry Positions recorded on the books of the Trustee under this Indenture at the Trustee's Office including a record of the name and address of, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the Trustee's usual business hours. The Trustee shall cause audited statements as to the assets and income of each Trust to be prepared on an annual basis by independent public accountants selected by the Depositor, PROVIDED, HOWEVER, (i) if the Sponsor shall provide to the Trustee a written representation concluding that in the best judgment of the Sponsor ceasing to prepare such annual audited statement would not have a material adverse impact on the marketability of the Units in the secondary market or (ii) if the cost to a Trust for preparation of such statements shall exceed an amount equivalent to $.05 per Unit on an annual basis then the Trustee shall not be required to have such statements prepared.

    To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws.

    The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

    SECTION 5.03. INDENTURE AND LIST OF SECURITIES ON FILE: The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the Trustee's usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

    SECTION 5.04. COMPENSATION: For services performed under this Indenture, the Trustee shall be paid at the rate specified in the Prospectus, provided, however, that for services performed prior to the record date for the second distribution from the Interest Account indicated under "Interest Distribution" for each Trust in the Prospectus, the Trustee's compensation shall be computed in respect of all Units outstanding at the rate specified for the monthly plan of distribution. Such compensation with respect to each Trust shall be computed on the basis of the largest principal amount of Securities in such trust at any time during the period with respect to which such compensation is being computed. The Trustee may periodically adjust the compensation provided for pursuant to this paragraph in response to fluctuations in short-term interest rates and average cash balances of the Trust accounts (reflecting the cost to the Trustee of advancing funds to a Trust to meet scheduled distributions and changes in anticipated earnings on cash balances) and may, in addition, adjust such portion of its fee as is not computed by reference to the cash balances in the Trust accounts in accordance with the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or, if such index no longer exists, a comparable index. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts of each Trust on or before the Distribution Date on which such period terminates; PROVIDED, HOWEVER, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall charge the Interest and Principal Accounts relating to such Trust for any and all expenses, including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder and disbursements incurred hereunder and any extraordinary services performed by the Trustee hereunder relating to such Trust. The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 5.04 the Trustee shall have the power to sell (i) Securities of the affected Trust from the current list of Securities designated to be sold pursuant to Section 4.02 hereof, or
(ii) if no such Securities have been so designated such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 5.04. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.04. Any moneys payable to the Trustee pursuant to any provision of this Indenture shall be secured by a prior lien on the affected Trust.

    SECTION 5.05. REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR: The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

         (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such trusts and filing the same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 5.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. In case at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositor to each Unitholder then of record.

         (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture provided, however, that no successor trustee shall be under any liability hereunder for occurrences or omissions prior to the execution of such instrument. Upon the request of such successor trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a lien upon all Bonds and moneys at the time held by it hereunder to secure any amounts then due the retiring Trustee.

         (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (d) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

    SECTION 5.06. QUALIFICATIONS OF TRUSTEE: The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

                                      ARTICLE VI

                                RIGHTS OF UNITHOLDERS

    SECTION 6.01. BENEFICIARIES OF TRUST: By the purchase and acceptance or other lawful delivery and acceptance of a Certificate of a Trust or the purchase and acceptance of any Book Entry Position or other lawful delivery and acceptance of such Book Entry Position including receipt of a Book Entry Confirmation, the Unitholder (i) shall be deemed to be a beneficiary of such Trust and vested with all right, title and interest in such Trust to the extent of the Unit or Units or fraction thereof set forth and evidenced by such Certificate or Book Entry Position and (ii) shall assent to and be bound by the terms and conditions of this Indenture.

    SECTION 6.02. RIGHTS, TERMS AND CONDITIONS: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

         (a) A Unitholder may at any time prior to the termination of the Trust tender his Units to the Trustee for redemption in accordance with Section 4.02.

         (b) The death or incapacity of any Unitholder shall not operate to terminate this Indenture or the related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or the related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Bonds or moneys from time to time received, held and applied by the Trustee hereunder.

         (c) No Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, the related Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

                                     ARTICLE VII

                    ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

    SECTION 7.01. AMENDMENTS: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; PROVIDED, HOWEVER, that the parties hereto may not amend this Indenture so as to (1) increase the number of Units issuable hereunder above the amount issued pursuant to
Section 2.01, or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) subject to Sections 3.08 and 3.14, permit the deposit or acquisition hereunder of obligations or other securities either in addition to or in substitution for any of the Securities.

    Promptly after the execution of any such amendment the Trustee shall furnish written notification to all the outstanding Unitholders of the substance of such amendment.

    SECTION 7.02. TERMINATION: Each Trust shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of one hundred per cent of the Unitholders of the respective Trust; PROVIDED, that in no event shall any Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of this Indenture (the "Mandatory Termination Date"). Written notice of any termination, specifying for Certificated Unitholders the time or times at which the Certificated Unitholders of such Trust may surrender their Certificates for cancellation shall be given by the Trustee to each such Certificated Unitholder at his address appearing on the registration books of the Trustee. Written notice of any termination shall be given by the Trustee to each Book Entry Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after the termination of a Trust the Trustee shall fully liquidate the Bonds of such Trust then held, if any, and shall:

         (a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with such Trust, (2) any compensation due it for its extraordinary services in connection with such Trust and (3) any costs, expenses, indemnities and advances in connection with such Trust as provided herein;

         (b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay accrued and unpaid fees of bond counsel in connection with such Trust, if any, as directed and certified to by the Depositor;

         (c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account of such Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

         (d) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Certificate or Certificates, if any, such holder's pro rata share of the balance of the Interest Account of such Trust;

         (e) distribute to each Unitholder of such Trust, upon surrender, for cancellation by the Unitholder of his Certificate or Certificates, if any, such Unitholder's pro rata share of the balance of the Principal Account of such Trust; and

         (f) together with such distribution to each Unitholder as provided for in (d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

    The amounts to be so distributed to each Unitholder shall be that pro rata share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein evidenced by the outstanding Certificate or Certificates held of record by such Unitholder and/or as evidenced on the records of the Trustees as Book Entry Positions.

    The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

    In the event that all of the Certificated Unitholders of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such remaining Certificated Unitholders to surrender their written Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates of such Trust shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact such remaining Certificated Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in such Trust hereunder.

    SECTION 7.03. CONSTRUCTION: This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

    SECTION 7.04. REGISTRATION OF UNITS: The Depositor agrees and undertakes to register the Units with the Securities and Exchange Commission or other applicable governmental agency pursuant to applicable Federal or State statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall incur no liability or be under any obligation or expense in connection therewith, except as provided in Section 3.01.

    SECTION 7.05. WRITTEN NOTICE: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor at 333 West Wacker Drive, Chicago, Illinois 60606, or at such other address as shall be specified by the Depositor to the Trustee in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Trustee's Office or such other address as shall be specified to the Depositor by the Trustee in writing. Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

    SECTION 7.06. SEVERABILITY: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the Unitholders.

    SECTION 7.07. DISSOLUTION OF DEPOSITOR NOT TO TERMINATE: The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee are concerned.

    IN WITNESS WHEREOF, John Nuveen & Co. Incorporated, has caused this
Standard Terms and Conditions of Trust to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.


                                            JOHN NUVEEN & CO. INCORPORATED,
                                                      Depositor

                                            By
                                               --------------------------------
                                                 Authorized Officer

(SEAL)

Attest:

By
--------------------------------------
         Assistant Secretary

                                            THE CHASE MANHATTAN BANK, TRUSTEE

                                            By
                                               --------------------------------
                                                  Second Vice President
(SEAL)

Attest:

By
--------------------------------------
         Assistant Treasurer


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